Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2018, relating to the consolidated financial statements of Atara Biotherapeutics, Inc. appearing in the Annual Report on Form 10-K of Atara Biotherapeutics, Inc., for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 27, 2018